EXHIBIT 99.1

EAGLE FINANCIAL SERVICES, INC.

ANNOUNCES 2017 FOURTH QUARTER

AND ANNUAL EARNINGS

Contact:	Kathleen J. Chappell, Vice President and CFO	540-955-2510
kchappell@bankofclarke.com

BERRYVILLE, VIRGINIA (January 25, 2018) – Eagle Financial Services, Inc. (OTCQX: EFSI), the holding company for Bank of Clarke County, whose divisions include Eagle Investment Group, announces its 2017 fourth quarter and annual profits.

Fourth Quarter and Annual 2017 Highlights:

	Q4	Annual
Net income (000’s)	$1,709	$7,786
Diluted EPS	$0.49	$2.24
Dividend, per common share	$0.22	$0.88
Net Interest Margin	4.03%	4.09%
Loan Growth, gross (000’s)	$16,726	$51,875
Deposit growth (000’s)	$18,168	$59,536

John R. Milleson, President and CEO, stated, “2017 showed remarkable growth in consolidated assets. During the year, growth in both loans and deposits averaged $1.0 million per week. We attribute this growth to the unabated churning in the markets we serve, and our efforts at positioning Bank of Clarke to become the bank of choice for many customers seeking another bank home. The fact that we are a strong community bank with convenient locations and channels (both physical and digital) and personable, seasoned community bankers has resonated with many whom have been disillusioned with changes at their (former) banks. To be the top-of-mind first choice with new customers is very rewarding and shows the success our efforts have delivered in becoming a fully immersed part of each and every community we touch.”

Income Statement Review

Net income was $7.8 million for the year ended December 31, 2017 which represented an increase of 22.2% when compared to net income in 2016. This increase in net income resulted mostly from the $1.8 million increase in interest and fees on loans. Gross loans increased $51.9 million for the year ended December 31, 2017. Net income for the quarter ended December 31, 2017 was $1.7 million reflecting a decrease of 5.4% from the quarter ended December 31, 2016. This decrease in net income resulted mostly from the increase in income tax expense. Because the Tax Cuts and Jobs Act was signed into law on December 22, 2017, the Company’s deferred tax assets and liabilities were adjusted at December 31, 2017, for the effect of the change in the corporate tax rate. This adjustment resulted in a net increase to federal income tax expense of $430,152.

Net interest income for the quarter ended December 31, 2017 was $7.0 million and $6.2 million for the same period in 2016. Net interest income for the year ended December 31, 2017 was $27.2 million which represented an increase of 10.0% when compared to $24.7 million in 2016. The increases in net interest income resulted from the increases in the Company’s securities and loan portfolios.

Total loan interest income was $6.4 million for the quarter ended December 31, 2017 and $5.8 million for the quarter ended December 31, 2016. Total loan interest income was $24.8 million for the year ended December 31, 2017, reflecting an increase of $1.8 million from the year ended December 31, 2016. Average loans for the quarter ended December 31, 2017 were $562.5 million compared to $516.2 million for the same period in 2016. Average loans for the year ended December 31, 2017 were $541.7 million compared to $510.0 million for 2016. The tax equivalent yield on average loans for the quarter ended December 31, 2017 was 4.55%, up seven basis points from the same time period in 2016. The tax equivalent yield on average loans for the year ended December 31, 2017 was 4.60%, up two basis points from 2016. Interest income from the investment portfolio was $846,000 for the quarter ended December 31, 2017, reflecting an increase of 33.0% when compared to $636,000 for the same period in 2016. Interest income from the investment portfolio was $3.4 million and $2.7 million for the years ended December 31, 2017 and 2016, respectively. Average investments for the quarter ended December 31, 2017 were $128.8 million compared to $107.9 million for the same period in 2016.

Average investments for the year ended December 31, 2017 were $129.3 million compared to $105.3 million for 2016. The tax equivalent yield on average investments for the quarter ended December 31, 2017 was 3.01%, up 23 basis points from the same time period in 2016. The tax equivalent yield on average investments for the year ended December 31, 2017 was 2.97%, up five basis points from 2016.

Total interest expense was $352,000 for the three months ended December 31, 2017 and $220,000 for three months ended December 31, 2016. Total interest expense for the years ended December 31, 2017 and 2016 was $1.1 million. The average cost of interest bearing liabilities increased 10 basis points when comparing the quarter ended December 31, 2017 to the same time period in 2016. The average cost of interest bearing liabilities increased eight basis points when comparing the year ended December 31, 2017 to the same time period in 2016. The average balance of interest bearing liabilities increased $36.9 million from the quarter ended December 31, 2016 to the same period in 2017. The average balance of interest bearing liabilities increased $30.1 million from the year ended December 31, 2016 to the same period in 2017. These increases were the result of the growth in interest bearing deposits.

The net interest margin was 4.03% for the quarter ended December 31, 2017. When compared to the quarter ended December 31, 2016, the net interest margin increased two basis points. The net interest margin was 4.09% for the year ended December 31, 2017. When compared to the year ended December 31, 2016, the net interest margin decreased three basis points.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%.

Noninterest income was $1.9 million for the quarter ended December 31, 2017, which represented an increase of $283,000 or 17.6% from the $1.6 million for the same period in 2016. This increase was mostly attributed to the receipt of a $320,000 bank owned life insurance(BOLI) benefit during the quarter ended December 31, 2017. Noninterest income was $6.8 million for the year ended December 31, 2017 and $6.7 million for the same period in 2016. The $320,000 BOLI benefit recognized during the year ended December 31, 2017, helped offset the $108,000 increase in losses realized on the sales of investment securities as well as the decrease in income from fiduciary activities of $117,000 during that same period. The amount of income from fiduciary activities is determined by the number of active accounts and total assets under management. Other operating income decreased $137,000 from the year ended December 31, 2016 to the same period in 2017. The decrease can be attributed almost solely to the adjustment of the interest rate swap derivative contract to fair value for the year ended December 31, 2016. As previously reported, the Company’s cash flow hedge was derecognized upon the retirement of the trust preferred capital notes during the third quarter of 2015 and the derivative contract expired on December 1, 2016. An adjustment of the derivative contract to fair value of $148,000 was made for the year ended December 31, 2016 and was recognized through other operating income.

Noninterest expense increased $428,000, or 7.9%, to $5.8 million for the quarter ended December 31, 2017 from $5.4 million for the quarter ended December 31, 2016. This increase results mostly from the increase in salaries and employee benefits expense, and specifically from the increase in incentive plan expense. Total incentive plan expense for the quarter ended December 31, 2017 was $236,000, reflecting an increase of $130,000 from the same period in 2016. In addition to higher expense associated with the existing incentive plan for employees due to exceeding 2017 corporate goals, the Company had adopted a commercial banker incentive plan for 2017. The expense related to the new commercial banker incentive plan was $64,000 for the quarter ended December 31, 2017. Other operating expense increased $146,000 when comparing the quarter ended December 31, 2017 to the same period in 2016. This increase resulted from rises in various other expense categories including director fees, educational expenses, postage and loan related expenses.

Noninterest expense increased $538,000 to $23.2 million for the year ended December 31, 2017 when compared to $22.7 million for the same period in 2016. Much of this increase resulted from the increase in salary and employee benefit expense. Salary and employee benefit expense increased $628,000 when comparing the year ended December 31, 2017 to the same period in 2016. Aside from annual pay increases and adjustments, the majority of this increase results from increased incentive plan expense. Total incentive plan expense for the year ended December 31, 2017 was $812,000, reflecting an increase of $337,000 from the same period in 2016. In addition to higher expense associated with the existing incentive plan for employees due to exceeding 2017 corporate goals, the Company had adopted a commercial banker incentive plan for 2017. The expense related to the new commercial banker incentive plan was $164,000 for the year ended December 31, 2017.

Asset Quality and Provision for Loan Losses

Nonperforming assets consist of nonaccrual loans, loans 90 days or more past due and still accruing, other real estate owned (foreclosed properties), and repossessed assets. Nonperforming assets decreased from $7.4 million or 1.05% of total assets at December 31, 2016 to $6.4 million or 0.84% of total assets at December 31, 2017. This decrease resulted from both decreases in nonaccrual loans and other real estate owned (foreclosed properties). Total nonaccrual loans totaled $6.3 million at December 31, 2017 and $7.0 million at December 31, 2016. The majority of the nonaccrual loans are secured by real estate and management evaluates the financial condition of these borrowers and the value of any collateral on these loans. The results of these evaluations are used to estimate the amount of losses which may be realized on the disposition of these nonaccrual loans. Loans greater than 90 days past due and still accruing decreased from $8,000 at December 31, 2016 to none at December 31, 2017. Other real estate owned decreased from $370,000 at December 31, 2016 to $106,000 at December 31, 2017.

The Company may, under certain circumstances, restructure loans in troubled debt restructurings as a concession to a borrower when the borrower is experiencing financial distress. Formal, standardized loan restructuring programs are not utilized by the Company. Each loan considered for restructuring is evaluated based on customer circumstances and may include modifications to one or more loan provision. Such restructured loans are included in impaired loans, but may not necessarily be nonperforming loans. At December 31, 2017, the Company had 21 troubled debt restructurings totaling $4.4 million. Approximately $4.4 million or 20 loans are performing loans, while the remaining loans are on non-accrual status. At December 31, 2016, the Company had 26 troubled debt restructurings totaling $7.2 million. Approximately $5.7 million or 20 loans were performing loans, while the remaining loans are on non-accrual status.

The Company realized $98,000 in net charge offs for the quarter ended December 31, 2017 versus net charge offs of $11,000 for the three months ended December 31, 2016. Provisions for loan losses for the three months ended December 31, 2017 were $134,000 while the Company recognized a negative provision for loan losses totaling $142,000 for the quarter ended December 31, 2016. Negative provisions for loan losses of $625,000 and $188,000 were recorded for the years ended December 31, 2017 and 2016, respectively. The ratio of allowance for loan losses to total loans was 0.78% at December 31, 2017 and 0.87% at December 31, 2016. The ratio of allowance for loan losses to total nonaccrual loans was 69.59% at December 31, 2017 and 64.44% at December 31, 2016. The amount of provision for loan losses reflects the results of the Bank’s analysis used to determine the adequacy of the allowance for loan losses. Management’s judgment in determining the level of the allowance is based on evaluations of the collectability of loans while taking into consideration such factors as trends in delinquencies and charge-offs, changes in the nature and volume of the loan portfolio, current economic conditions that may affect a borrower’s ability to repay and the value of collateral, overall portfolio quality and review of specific potential losses. The Company is committed to maintaining an allowance at a level that adequately reflects the risk inherent in the loan portfolio.

Total Consolidated Assets

Total consolidated assets of the Company at December 31, 2017 were $765.8 million, which represented an increase of $65.6 million or 9.37% from total assets of $700.1 million at December 31, 2016. Total loans increased $51.9 million from $516.9 million at December 31, 2016 to $568.8 million at December 31, 2017. Total securities increased $13.3 million from $120.3 million at December 31, 2016, to $133.7 million at December 31, 2017.

Deposits and Other Borrowings

Total deposits increased $59.5 million to $663.4 million at December 31, 2017 from $603.9 million at December 31, 2016. The Company had no outstanding borrowings from the Federal Home Loan Bank of Atlanta at December 31, 2017 and 2016.

Equity

Shareholders’ equity was $83.8 million at December 31, 2017 and $79.4 million at December 31, 2016. The book value of the Company at December 31, 2017 was $24.40 per common share. Total common shares outstanding were 3,449,027 at December 31, 2017. On January 17, 2018, the board of directors declared a $0.23 per common share cash dividend for shareholders of record as of February 2, 2018 and payable on February 16, 2018.

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and other filings with the Securities and Exchange Commission.

EAGLE FINANCIAL SERVICES, INC.

KEY STATISTICS	For the Three Months Ended
	4Q17	3Q17	2Q17	1Q17	4Q16
Net Income (dollars in thousands)	$1,709	$2,007	$2,026	$2,044	$1,806
Earnings per share, basic	$0.49	$0.58	$0.58	$0.59	$0.52
Earnings per share, diluted	$0.49	$0.58	$0.58	$0.59	$0.52

Return on average total assets	0.91%	1.07%	1.19%	1.20%	1.07%
Return on average total equity	8.11%	9.56%	9.96%	10.40%	9.00%
Dividend payout ratio	44.90%	37.93%	37.93%	37.29%	42.31%
Fee revenue as a percent of total revenue	18.40%	18.37%	18.69%	19.21%	19.82%

Net interest margin(1)	4.03%	4.12%	4.15%	4.09%	4.01%
Yield on average earning assets	4.23%	4.32%	4.30%	4.21%	4.14%
Yield on average interest-bearing liabilities	0.33%	0.32%	0.21%	0.21%	0.23%
Net interest spread	3.90%	4.00%	4.09%	4.00%	3.92%
Tax equivalent adjustment to net interest income (dollars in thousands)	$155	$159	$166	$158	$146

Non-interest income to average assets	1.01%	0.86%	0.90%	0.97%	0.95%
Non-interest expense to average assets	3.14%	3.15%	3.24%	3.35%	3.19%

Efficiency ratio(2)	65.52%	66.52%	67.45%	69.67%	67.62%

(1)	The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and the reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitable earning assets are funded. Because the Company earns a fair amount of nontaxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.
(2)	The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non-interest expense by the sum of tax equivalent net interest income and non-interest income excluding gains and losses on the investment portfolio and sales of repossessed assets. The tax rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and a reconciliation of net interest income to tax equivalent net interest income. The Company calculates this ratio in order to evaluate its overhead structure or how effectively it is operating. An increase in the ratio from period to period indicates the Company is losing a larger percentage of its income to expenses. The Company believes that the efficiency ratio is a reasonable measure of profitability.

EAGLE FINANCIAL SERVICES, INC.
SELECTED FINANCIAL DATA BY QUARTER
	4Q17	3Q17	2Q17	1Q17	4Q16
BALANCE SHEET RATIOS
Loans to deposits	85.74%	85.57%	87.69%	83.61%	85.60%
Average interest-earning assets to average-interest bearing liabilities	165.83%	162.10%	162.04%	162.59%	164.25%
PER SHARE DATA
Dividends	$0.22	$0.22	$0.22	$0.22	$0.22
Book value	24.40	24.31	24.02	23.32	23.01
Tangible book value	24.40	24.31	24.02	23.32	23.10
SHARE PRICE DATA
Closing price	$32.00	$29.25	$31.25	$28.40	$25.75
Diluted earnings multiple(1)	16.33	12.61	13.47	12.03	12.38
Book value multiple(2)	1.31	1.20	1.30	1.22	1.12
COMMON STOCK DATA
Outstanding shares at end of period	3,449,027	3,456,430	3,481,946	3,476,553	3,468,243
Weighted average shares outstanding	3,468,275	3,469,372	3,474,628	3,478,053	3,477,020
Weighted average shares outstanding, diluted	3,468,275	3,469,372	3,474,628	3,478,053	3,477,020
CAPITAL RATIOS
Total equity to total assets	10.95%	11.31%	11.18%	11.42%	11.34%
CREDIT QUALITY
Net charge-offs to average loans	0.07%	-0.03%	-0.16%	-0.34%	0.01%
Total non-performing loans to total loans	1.11%	0.92%	1.01%	1.23%	1.35%
Total non-performing assets to total assets	0.84%	0.71%	0.77%	0.91%	1.05%
Non-accrual loans to:
total loans	1.11%	0.92%	1.01%	1.23%	1.35%
total assets	0.83%	0.69%	0.75%	0.90%	1.00%
Allowance for loan losses to:
total loans	0.78%	0.81%	0.80%	0.85%	0.87%
non-performing assets	68.44%	85.30%	77.22%	68.59%	61.13%
non-accrual loans	69.59%	87.40%	78.68%	69.74%	64.44%
NON-PERFORMING ASSETS:
(dollars in thousands)
Loans delinquent over 90 days	$—	$19	$—	$—	$8
Non-accrual loans	6,339	5,086	5,601	6,335	6,991
Other real estate owned and repossessed assets	106	106	106	106	370
NET LOAN CHARGE-OFFS (RECOVERIES):
(dollars in thousands)
Loans charged off	$160	$70	$67	$62	$135
(Recoveries)	(62)	(110)	(286)	(502)	(124)
Net charge-offs (recoveries)	98	(40)	(219)	(440)	11
PROVISION FOR LOAN LOSSES (dollars in thousands)	$134	$(2)	$(230)	$(527)	$(142)
ALLOWANCE FOR LOAN LOSS SUMMARY
(dollars in thousands)
Balance at the beginning of period	$4,375	$4,437	$4,417	$4,505	$4,658
Provision	134	(2)	(230)	(527)	(142)
Net charge-offs (recoveries)	98	(40)	(150)	(439)	11
Balance at the end of period	$4,411	$4,375	$4,337	$4,417	$4,505

(1)	The diluted earnings multiple (or price earnings ratio) is calculated by dividing the period’s closing market price per share by total equity per weighted average shares outstanding, diluted for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.
(2)	The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	Unaudited 12/31/2017	Unaudited 9/30/2017	Unaudited 6/30/2017	Unaudited 3/31/2017	Audited 12/31/2016
Assets
Cash and due from banks	$32,672	$30,593	$27,184	$24,826	$35,125
Federal funds sold	3,176	144	152	132	156
Securities available for sale, at fair value	133,674	125,685	133,613	132,449	120,329
Loans, net of allowance for loan losses	564,406	547,716	549,772	514,940	512,437
Bank premises and equipment, net	19,579	19,740	19,911	19,959	20,169
Other assets	12,243	14,686	13,417	12,834	11,933

Total assets	$765,750	$738,564	$744,049	$705,140	$700,149

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest bearing demand deposits	$234,990	$224,353	$218,117	$213,542	$208,948
Savings and interest bearing demand deposits	32,948	314,599	312,990	317,325	306,847
Time deposits	105,475	106,293	100,903	85,006	88,082

Total deposits	$663,413	$645,245	$632,010	$615,873	$603,877
Federal funds purchased and securities sold under agreements to repurchase	—	—	—	—	—
Federal Home Loan Bank advances	—	—	20,000	—	—
Trust preferred capital notes	—	—	—	—	—
Other liabilities	18,520	9,768	8,871	8,740	16,856
Commitments and contingent liabilities	—	—	—	—	—

Total liabilities	$681,933	$655,013	$660,881	$624,613	$620,733

Shareholders’ Equity
Preferred stock, $10 par value	$—	$—	$—	$—	$—
Common stock, $2.50 par value	8,587	8,593	8,656	8,632	8,633
Surplus	12,075	12,193	12,748	12,548	12,642
Retained earnings	62,896	61,946	60,705	59,442	58,165
Accumulated other comprehensive income	259	819	1,059	(95)	(24)

Total shareholders’ equity	$83,817	$83,551	$83,168	$80,527	$79,416

Total liabilities and shareholders’ equity	$765,750	$738,564	$744,049	$705,140	$700,149

EAGLE FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands)
Unaudited

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Interest and Dividend Income
Interest and fees on loans	$6,429	$5,786	$24,821	$23,037
Interest on federal funds sold	—	—	2	—
Interest and dividends on securities available for sale:
Taxable interest income	573	393	2,277	1,669
Interest income exempt from federal income taxes	253	230	1,034	925
Dividends	20	13	61	81
Interest on deposits in banks	48	20	156	73

Total interest and dividend income	$7,323	$6,442	$28,531	$25,785

Interest Expense
Interest on deposits	$352	$196	$1,084	$787
Interest on federal funds purchased and securities sold under agreements to repurchase	—	—	14	1
Interest on Federal Home Loan Bank advances	—	—	57	136
Interest on trust preferred capital notes	—	24	—	143

Total interest expense	$352	$220	$1,155	$1,067

Net interest income	$6,971	$6,222	$27,196	$24,718
Provision For Loan Losses	134	(142)	(625)	(188)

Net interest income after provision for loan losses	$6,837	$6,364	$27,821	$24,906

Noninterest Income
Income from fiduciary activities	$402	$333	$1,239	$1,356
Service charges on deposit accounts	318	326	1,223	1,227
Other service charges and fees	911	893	3,878	3,713
(Loss) Gain on the sale of bank premises and equipment	—	—	(12)	(10)
Gain on sales of AFS securities	(87)	5	(10)	98
Officer insurance income	288	(30)	270	(44)
Other operating income	60	82	192	329

Total noninterest income	$1,892	$1,609	$6,780	$6,669

Noninterest Expenses
Salaries and employee benefits	$3,417	$3,187	$13,643	$13,015
Occupancy expenses	371	355	1,473	1,486
Equipment expenses	236	307	955	888
Advertising and marketing expenses	187	135	730	633
Stationery and supplies	36	32	173	201
ATM network fees	209	224	816	903
Other real estate owned expenses	—	21	12	61
(Gain)loss on the sale of other real estate owned	—	55	(1)	102
FDIC assessment	58	(2)	222	304
Computer software expense	142	176	647	623
Bank franchise tax	138	125	534	501
Professional fees	237	174	1,007	949
Data processing fees	143	103	564	444
Other operating expenses	649	503	2,415	2,541

Total noninterest expenses	$5,823	$5,395	$23,190	$22,652

Income before income taxes	$2,906	$2,578	$11,411	$8,923
Income Tax Expense	1,197	772	3,625	2,553

Net income	$1,709	$1,806	$7,786	$6,370

Earnings Per Share
Net income per common share, basic	$0.49	$0.52	$2.24	$1.81

Net income per common share, diluted	$0.49	$0.52	$2.24	$1.81

EAGLE FINANCIAL SERVICES, INC.

Average Balances, Income and Expenses, Yields and Rates

(dollars in thousands)

	For the Year Ended
	December 31, 2017			December 31, 2016
	Average Balance	Interest Income/ Expense	Average Yield	Average Balance	Interest Income/ Expense	Average Yield
Assets:
Securities:
Taxable	$90,881	$2,277	2.51%	$72,824	$1,669	2.29%
Tax-Exempt (1)	38,432	1,567	4.08%	32,495	1,402	4.31%

Total Securities	$129,313	$3,844	2.97%	$105,319	$3,071	2.92%
Loans:
Taxable	$530,109	$24,616	4.64%	$497,720	$23,037	4.63%
Nonaccrual	5,701	—	0.00%	5,891	—	0.00%
Tax-Exempt (1)	5,927	311	5.24%	6,423	336	5.24%

Total Loans	$541,737	$24,927	4.60%	$510,034	$23,373	4.58%
Federal funds sold	171	—	0.01%	36	—	0.00%
Interest-bearing deposits in other banks	13,870	156	1.13%	15,179	73	0.48%

Total earning assets	$679,390	$28,927	4.26%	$624,677	$26,517	4.24%
Allowance for loan losses	(4,548)			(4,967)
Total non-earning assets	48,590			44,440

Total assets	$723,432			$664,150

Liabilities and Shareholders’ Equity:
Interest-bearing deposits:
NOW accounts	$85,154	$161	0.19%	$81,966	$93	0.11%
Money market accounts	128,068	290	0.23%	117,210	201	0.17%
Savings accounts	100,838	66	0.07%	87,035	51	0.06%
Time deposits:
$100,000 and more	57,010	340	0.60%	44,194	255	0.58%
Less than $100,000	39,319	227	0.58%	45,133	187	0.41%

Total interest-bearing deposits	$410,389	$1,084	0.28%	$375,538	$787	0.21%
Federal funds purchased and securities sold under agreements to repurchase	823	14	0.00%	73	—	0.00%
Federal Home Loan Bank advances	5,096	57	0.00%	10,546	—	0.00%

Total interest-bearing liabilities	$416,308	$1,155	0.28%	$386,157	$787	0.20%

Noninterest-bearing liabilities:
Demand deposits	216,044			195,428
Other Liabilities	9,129			2,752

Total liabilities	$641,481			$584,337
Shareholders’ equity	81,951			79,813

Total liabilities and shareholders’ equity	$723,432			$664,150

Net interest income		$27,772			$25,730

Net interest spread			3.98%			4.04%
Interest expense as a percent of average earning assets			0.17%			0.13%
Net interest margin			4.09%			4.12%

(1)	Income and yields are reported on tax-equivalent basis using a federal tax rate of 34%.

EAGLE FINANCIAL SERVICES, INC.

Average Balances, Income and Expenses, Yields and Rates

(dollars in thousands)

	For the Three Months Ended
	December 31, 2017			December 31, 2016
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield	Balance	Expense	Yield
Assets:
Securities:
Taxable	$38,402	$2,352	6.13%	$74,313	$1,616	2.17%
Tax-Exempt (1)	90,351	1,520	1.68%	33,634	1,384	4.12%

Total Securities	$128,753	$3,872	3.01%	$107,947	$3,000	2.78%
Loans:
Taxable	$551,650	$25,314	4.59%	$502,710	$22,803	4.54%
Nonaccrual	5,272	—	0.00%	7,248	—	0.00%
Tax-Exempt (1)	5,572	290	5.20%	6,224	327	5.25%

Total Loans	$562,494	$25,604	4.55%	$516,182	$23,130	4.48%
Federal funds sold	263	—	0.00%	115	1	0.00%
Interest-bearing deposits in other banks	15,278	190	1.24%	14,527	82	0.53%

Total earning assets	$701,516	$29,666	4.23%	$632,423	$26,213	4.14%
Allowance for loan losses	(4,397)			(4,723)
Total non-earning assets	48,852			45,203

Total assets	$745,971			$672,903

Liabilities and Shareholders’ Equity:
Interest-bearing deposits:
NOW accounts	$88,520	$194	0.22%	$81,384	$91	0.11%
Money market accounts	127,063	333	0.36%	122,881	203	0.17%
Savings accounts	102,128	70	0.07%	92,831	58	0.06%
Time deposits:
$100,000 and more	67,672	510	0.75%	46,277	280	0.61%
Less than $100,000	37,649	287	0.76%	41,660	147	0.35%

Total interest-bearing deposits	$423,032	$1,394	0.33%	$385,033	$779	0.20%
Federal funds purchased and securities sold under agreements to repurchase	1	—	0.00%	—	—	0.00%
Federal Home Loan Bank advances	—	—	0.00%	—	—	0.00%
Trust preferred capital notes	—	—	0.00%	—	95	NM

Total interest-bearing liabilities	$423,033	$1,394	0.33%	$386,157	$874	0.23%

Noninterest-bearing liabilities:
Demand deposits	229,009			205,358
Other Liabilities	10,363			2,727

Total liabilities	$662,405			$593,118
Shareholders’ equity	83,566			79,785

Total liabilities and shareholders’ equity	$745,971			$672,903

Net interest income		$28,272			$25,338

Net interest spread			3.90%			3.91%
Interest expense as a percent of average earning assets			0.20%			0.14%
Net interest margin			4.03%			4.01%

(1)	Income and yields are reported on tax-equivalent basis using a federal tax rate of 34%.

EAGLE FINANCIAL SERVICES, INC.

Reconciliation of Tax-Equivalent Net Interest Income

(dollars in thousands)

	Three Months Ended
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
GAAP Financial Measurements:
Interest Income - Loans	$6,429	$6,548	$6,108	$5,736	$5,786
Interest Income - Securities and Other Interest-Earnings Assets	894	910	896	830	657
Interest Expense - Deposits	352	311	217	203	196
Interest Expense - Other Borrowings	—	40	31	—	24

Total Net Interest Income	$6,971	$7,107	$6,756	$6,363	$6,223

Non-GAAP Financial Measurements:
Add: Tax Benefit on Tax-Exempt Interest Income - Loans	$25	$26	$27	$27	$28
Add: Tax Benefit on Tax-Exempt Interest Income - Securities	130	133	139	131	118

Total Tax Benefit on Tax-Exempt Interest Income	$155	$159	$166	$158	$146

Tax-Equivalent Net Interest Income	$7,126	$7,266	$6,922	$6,521	$6,369